Exhibit 99.1

Contact:	800 S. Douglas Road, 12th Floor
J. Marc Lewis, Investor Relations	Coral Gables, Florida 33134
305-406-1815	Tel: 305-599-1800
marc.lewis@mastec.com	www.mastec.com
MasTec Reports First Quarter 2026 Results and
Increases Full Year 2026 Financial Guidance
First Quarter 2026 Highlights
•Revenue of $3.8 billion, a first quarter record, increased 34% year-over-year
•Record 18-month backlog as of March 31, 2026 of $20.3 billion increased $4.4 billion year-over-year and $1.4 billion from the prior quarter, led by significant 65% year-over-year growth in Clean Energy and Infrastructure
•Diluted EPS of $0.77 and Adjusted Diluted EPS of $1.39, increased 516% and 174% year-over-year, respectively, and exceeded guidance expectations
•GAAP Net Income of $69.7 million and Adjusted EBITDA of $283.6 million, both first quarter records, increased by 465% and 73% year-over-year, respectively, and exceeded guidance expectations
•Increased Full Year Diluted EPS guidance to $6.77, a 33% year-over-year increase; Increased Full Year Adjusted Diluted EPS guidance to $8.79, a 34% year-over-year increase
Coral Gables, FL, April 30, 2026 — MasTec, Inc. (NYSE: MTZ) today announced first quarter 2026 financial results and increased full year 2026 financial guidance.
"We are pleased to report that first quarter financial performance posted strong double-digit year-over-year growth in both revenue and profitability, while also exceeding guidance in all respects as MasTec continues to execute on very strong customer demand across all of our end-markets," said Jose Mas, MasTec's Chief Executive Officer. "Our reported 34% revenue growth, including double-digit increases from all operating segments, was led by a 91% increase in Pipeline Infrastructure and a 45% increase in Clean Energy and Infrastructure. The strong demand and our operational discipline allowed us to significantly exceed first quarter guidance expectations. Our 18-month backlog included solid new bookings, up $4.4 billion compared to the prior year’s first quarter and up $1.4 billion sequentially from year-end." Mr. Mas added, "Our strong first quarter performance is due in large part to the efforts of the thousands of MasTec operating team members and their focus on delivering customer value, safety and improving performance on every job site each and every day. They are the real heroes here, and I appreciate their tireless efforts and professionalism!"

"MasTec continued its trajectory of improved financial performance across all operating segments during the first quarter. Our first quarter performance, well ahead of guidance expectations, enabled us to further increase our expectations for the year. For the full year 2026, our updated guidance assumes strong 22% growth in revenue and 30% growth in Adjusted EBITDA versus the prior year," said Paul DiMarco, MasTec's Chief Financial Officer. "In addition to strong operating execution, our strong balance sheet offers ample flexibility to pursue our disciplined, returns focused capital allocation strategy to enhance shareholder value.”

First Quarter 2026 Results

Dollars in millions, except per share amounts	1Q'26	1Q'25	Change
Revenue	$3,829	$2,848	34.5%
Operating income	$142	$36	291.8%
GAAP net income	$70	$12	465.1%
GAAP net income margin	1.8%	0.4%	140 bps
Adjusted net income	$118	$42	178.4%
Adjusted EBITDA	$284	$164	73.3%
Adjusted EBITDA margin	7.4%	5.7%	170 bps
GAAP diluted earnings per share	$0.77	$0.13	516.5%
Adjusted diluted earnings per share	$1.39	$0.51	174.1%
Cash provided by operating activities	$99	$78	26.1%
Free cash flow	$12	$45	(73.6)%
18-month backlog	$20,328	$15,880	28.0%
Revenue: Revenue increased by 34% in the period including double-digit growth contribution from all segments.
GAAP Net Income/GAAP Net Income Margin/GAAP Diluted EPS: The increase was primarily driven by increased year-over-year project volumes.
Adjusted EBITDA Margin: The increase was primarily driven by improved efficiencies within the Pipeline Infrastructure and Power Delivery segments, as well as a combination of project mix and improved productivity and efficiencies within the Clean Energy and Infrastructure segment, partially offset by costs to exit certain markets in our install-to-the-home business within the Communications segment.
Backlog: Strong 28% year-over-year growth driven most notably by the Clean Energy and Infrastructure segment, which increased 65%, including strong backlog additions in both renewables and infrastructure.
First Quarter 2026 Segment Highlights
Communications

Dollars in millions, unless noted	1Q'26	1Q'25	Change
Revenue	$802.1	$680.9	17.8%
EBITDA	$46.8	$46.8	0.1%
EBITDA margin %	5.8%	6.9%	(100) bps
Clean Energy and Infrastructure

Dollars in millions, unless noted	1Q'26	1Q'25	Change
Revenue	$1,329.4	$915.8	45.2%
EBITDA	$89.0	$57.1	55.9%
EBITDA margin %	6.7%	6.2%	50 bps
Power Delivery

Dollars in millions, unless noted	1Q'26	1Q'25	Change
Revenue	$1,046.1	$899.7	16.3%
EBITDA	$72.0	$51.3	40.3%
EBITDA margin %	6.9%	5.7%	120 bps

Pipeline Infrastructure

Dollars in millions, unless noted	1Q'26	1Q'25	Change
Revenue	$682.5	$356.5	91.5%
EBITDA	$144.9	$44.5	225.3%
EBITDA margin %	21.2%	12.5%	870 bps
2026 Financial Guidance Update

Dollars in millions, except per share amounts	2Q'26E	Full Year 2026E
Revenue	$4,300	$17,500
GAAP net income	$150	$575
Adjusted net income	$187	$734
Adjusted EBITDA	$380	$1,500
Adjusted EBITDA margin	8.8%	8.6%
GAAP diluted earnings per share	$1.72	$6.77
Adjusted diluted earnings per share	$2.20	$8.79
Conference Call
MasTec will host a webcast of its quarterly earnings call to discuss these results on Friday, May 1, 2026 at 9:00 a.m. ET, which can be accessed through the Investors section of MasTec's website at www.mastec.com. A replay of the webcast also will be available following the live event. The slide presentation that accompanies the conference call will also be posted on the MasTec Investors page.
About MasTec
MasTec, Inc. is a leading North American infrastructure engineering and construction company focused primarily on engineering, building, installation, maintenance and upgrade of communications, energy and utility and other infrastructure. MasTec primarily operates under four business segments including Communications, serving both wireless and wireline/fiber infrastructure; Power Delivery, serving primarily utility customers in transmission and distribution markets; Pipeline Infrastructure serving energy and other customers with installation and maintenance services primarily for natural gas pipeline and distribution infrastructure; and Clean Energy and Infrastructure, providing renewable energy engineering and construction services, as well as for heavy civil and other industrial infrastructure markets. Learn more at www.mastec.com.

Consolidated Statements of Operations
(unaudited - in thousands, except per share information)

	Three Months Ended March 31,
	2026	2025
Revenue	$3,828,801	$2,847,718
Costs of revenue, excluding depreciation and amortization	3,350,897	2,536,618
Depreciation	83,281	76,225
Amortization of intangible assets	38,613	32,636
General and administrative expenses	214,208	166,050
Operating income	$141,802	$36,189
Interest expense, net	43,461	39,041
Equity in losses (earnings) of unconsolidated affiliates, net	3,585	(10,313)
Other expense (income), net	3,303	(1,483)
Income before income taxes	$91,453	$8,944
(Provision for) benefit from income taxes	(21,790)	3,383
Net income	$69,663	$12,327
Net income attributable to non-controlling interests	8,823	2,424
Net income attributable to MasTec, Inc.	$60,840	$9,903

Earnings per share:
Basic earnings per share	$0.78	$0.13
Basic weighted average common shares outstanding	77,950	78,192

Diluted earnings per share	$0.77	$0.13
Diluted weighted average common shares outstanding	78,784	79,052

Consolidated Balance Sheets
(unaudited - in thousands)

	March 31, 2026	December 31, 2025
Assets
Current assets	$4,517,005	$4,329,079
Property and equipment, net	1,862,593	1,728,470
Operating lease right-of-use assets	475,931	457,270
Goodwill, net	2,351,567	2,248,992
Other intangible assets, net	761,163	656,248
Other long-term assets	473,256	503,483
Total assets	$10,441,515	$9,923,542
Liabilities and equity
Current liabilities	$3,427,370	$3,271,045
Long-term debt, including finance leases	2,376,307	2,176,372
Long-term operating lease liabilities	309,517	292,839
Deferred income taxes	519,962	478,156
Other long-term liabilities	378,425	370,609
Total liabilities	$7,011,581	$6,589,021
Total equity	$3,429,934	$3,334,521
Total liabilities and equity	$10,441,515	$9,923,542
Consolidated Statements of Cash Flows
(unaudited - in thousands)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$98,854	$78,365
Net cash used in investing activities	(336,001)	(34,905)
Net cash provided by (used in) financing activities	114,850	(97,694)
Effect of currency translation on cash	(61)	80
Net decrease in cash and cash equivalents	$(122,358)	$(54,154)
Cash and cash equivalents - beginning of period	$396,030	$399,903
Cash and cash equivalents - end of period	$273,672	$345,749

Backlog by Reportable Segment (unaudited - in millions)	March 31, 2026	December 31, 2025	March 31, 2025
Communications	$5,501	$5,483	$4,906
Clean Energy and Infrastructure	7,279	6,506	4,416
Power Delivery	6,222	5,579	5,024
Pipeline Infrastructure	1,326	1,395	1,534
Other	—	—	—
Estimated 18-month backlog	$20,328	$18,963	$15,880
Backlog is a common measurement used in our industry. Our methodology for determining backlog may not, however, be comparable to the methodologies used by others. Estimated backlog represents the amount of revenue we expect to realize over the next 18 months from future work on uncompleted construction contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. Our estimated backlog also includes amounts under master service and other service agreements and our proportionate share of estimated revenue from proportionately consolidated non-controlled contractual joint ventures. Estimated backlog for work under master service and other service agreements is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended March 31,
Segment Information	2026	2025
Revenue by Reportable Segment
Communications	$802.1	$680.9
Clean Energy and Infrastructure	1,329.4	915.8
Power Delivery	1,046.1	899.7
Pipeline Infrastructure	682.5	356.5
Other	—	—
Eliminations (b)	(31.3)	(5.2)
Consolidated revenue	$3,828.8	$2,847.7

	Three Months Ended March 31,
	2026		2025
Adjusted EBITDA and EBITDA Margin by Segment
EBITDA	$256.8	6.7%	$156.8	5.5%
Non-cash stock-based compensation expense (a)	8.3	0.2%	6.9	0.2%
Changes in fair value of acquisition-related contingent items (a)	10.7	0.3%	(0.1)	(0.0)%
Impairments of equity method investments (a)	7.9	0.2%	—	—%
Adjusted EBITDA	$283.6	7.4%	$163.7	5.7%
Segment:
Communications	$46.8	5.8%	$46.8	6.9%
Clean Energy and Infrastructure	89.0	6.7%	57.1	6.2%
Power Delivery	72.0	6.9%	51.3	5.7%
Pipeline Infrastructure	144.9	21.2%	44.5	12.5%
Other	(2.5)	NM	8.0	NM
Eliminations (b)	(5.2)	NM	—	NM
Segment Total	$344.9	9.0%	$207.7	7.3%
Corporate	(61.3)	—%	(44.1)	—%
Adjusted EBITDA	$283.6	7.4%	$163.7	5.7%
NM - Percentage is not meaningful
(a)Non-cash stock-based compensation expense and changes in fair value of acquisition-related contingent items are included within Corporate, while the impairments of equity method investments are included within the Other segment EBITDA.
(b)Represents intersegment eliminations and adjustments related to transactions entered into in the normal course of business.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

	Three Months Ended March 31,
	2026		2025
EBITDA and Adjusted EBITDA Reconciliation
Net income	$69.7	1.8%	$12.3	0.4%
Interest expense, net	43.5	1.1%	39.0	1.4%
Provision for (benefit from) income taxes	21.8	0.6%	(3.4)	(0.1)%
Depreciation	83.3	2.2%	76.2	2.7%
Amortization of intangible assets	38.6	1.0%	32.6	1.1%
EBITDA	$256.8	6.7%	$156.8	5.5%
Non-cash stock-based compensation expense	8.3	0.2%	6.9	0.2%
Changes in fair value of acquisition-related contingent items	10.7	0.3%	(0.1)	(0.0)%
Impairments of equity method investments	7.9	0.2%	—	—%
Adjusted EBITDA	$283.6	7.4%	$163.7	5.7%

	Three Months Ended March 31,
Adjusted Net Income Reconciliation	2026	2025
Net income	$69.7	$12.3
Adjustments:
Non-cash stock-based compensation expense	8.3	6.9
Amortization of intangible assets	38.6	32.6
Changes in fair value of acquisition-related contingent items	10.7	(0.1)
Impairments of equity method investments	7.9	—
Total adjustments, pre-tax	$65.4	$39.5
Income tax effect of adjustments (a)	(17.1)	(9.4)
Adjusted net income	$118.0	$42.4
Net income attributable to non-controlling interests	8.8	2.4
Adjusted net income attributable to MasTec, Inc.	$109.2	$40.0

	Three Months Ended March 31,
Adjusted Diluted Earnings per Share Reconciliation	2026	2025
Diluted earnings per share	$0.77	$0.13
Adjustments:
Non-cash stock-based compensation expense	0.10	0.09
Amortization of intangible assets	0.49	0.41
Changes in fair value of acquisition-related contingent items	0.14	(0.00)
Impairments of equity method investments	0.10	—
Total adjustments, pre-tax	$0.83	$0.50
Income tax effect of adjustments (a)	(0.22)	(0.12)
Adjusted diluted earnings per share	$1.39	$0.51
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Calculation of Net Debt	March 31, 2026	December 31, 2025
Current portion of long-term debt, including finance leases	$156.0	$154.3
Long-term debt, including finance leases	2,376.3	2,176.4
Total debt	$2,532.3	$2,330.7
Less: cash and cash equivalents	(273.7)	(396.0)
Net debt	$2,258.6	$1,934.7

	Three Months Ended March 31,
Free Cash Flow Reconciliation	2026	2025
Net cash provided by operating activities	$98.9	$78.4
Capital expenditures	(96.8)	(47.3)
Proceeds from sales of property and equipment	9.8	13.9
Free cash flow	$11.9	$45.0

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Year Ended December 31, 2026 Est.		For the Year Ended December 31, 2025		For the Year Ended December 31, 2024
Net income	$575	3.3%	$422.0	3.0%	$199.4	1.6%
Interest expense, net	172	1.0%	173.0	1.2%	193.3	1.6%
Provision for income taxes	181	1.0%	93.4	0.7%	51.5	0.4%
Depreciation	360	2.1%	295.9	2.1%	366.8	3.0%
Amortization of intangible assets	151	0.9%	131.2	0.9%	139.9	1.1%
EBITDA	$1,439	8.2%	$1,115.5	7.8%	$950.8	7.7%
Non-cash stock-based compensation expense	42	0.2%	34.0	0.2%	32.7	0.3%
Loss on extinguishment of debt	—	—%	—	—%	11.3	0.1%
Changes in fair value of acquisition-related contingent items	11	0.1%	0.7	0.0%	10.7	0.1%
Impairments of equity method investments	8	0.0%	—	—%	—	—%
Adjusted EBITDA	$1,500	8.6%	$1,150.1	8.0%	$1,005.6	8.2%

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

Adjusted Net Income Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Net income	$575	$422.0	$199.4
Adjustments:
Non-cash stock-based compensation expense	42	34.0	32.7
Amortization of intangible assets	151	131.2	139.9
Loss on extinguishment of debt	—	—	11.3
Changes in fair value of acquisition-related contingent items	11	0.7	10.7
Impairments of equity method investments	8	—	—
Total adjustments, pre-tax	$211	$165.9	$194.6
Income tax effect of adjustments (a)	(52)	(44.7)	(44.8)
Statutory and other tax rate effects (b)	—	(5.0)	(0.9)
Adjusted net income	$734	$538.2	$348.3
Net income attributable to non-controlling interests	42	23.0	36.6
Adjusted net income attributable to MasTec, Inc.	$693	$515.2	$311.7

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Year Ended December 31, 2026 Est.	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Diluted earnings per share	$6.77	$5.07	$2.06
Adjustments:
Non-cash stock-based compensation expense	0.53	0.43	0.41
Amortization of intangible assets	1.91	1.67	1.77
Loss on extinguishment of debt	—	—	0.14
Changes in fair value of acquisition-related contingent items	0.14	0.01	0.14
Impairments of equity method investments	0.10	—	—
Total adjustments, pre-tax	$2.68	$2.11	$2.47
Income tax effect of adjustments (a)	(0.66)	(0.57)	(0.57)
Statutory and other tax rate effects (b)	—	(0.06)	(0.01)
Adjusted diluted earnings per share	$8.79	$6.55	$3.95
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.
(b)Represents the effects of statutory and other tax rate changes for the years ended December 31, 2025 and 2024.

Supplemental Disclosures and Reconciliation of Non-GAAP Disclosures
(unaudited - in millions, except for percentages and per share information)

EBITDA and Adjusted EBITDA Reconciliation	Guidance for the Three Months Ended June 30, 2026 Est.		For the Three Months Ended June 30, 2025
Net income	$150	3.5%	$90.1	2.5%
Interest expense, net	44	1.0%	43.9	1.2%
Provision for income taxes	47	1.1%	30.7	0.9%
Depreciation	91	2.1%	69.9	2.0%
Amortization of intangible assets	38	0.9%	32.7	0.9%
EBITDA	$369	8.6%	$267.3	7.5%
Non-cash stock-based compensation expense	11	0.3%	9.4	0.3%
Changes in fair value of acquisition-related contingent items	—	—%	(1.8)	(0.1)%
Adjusted EBITDA	$380	8.8%	$274.8	7.8%

Adjusted Net Income Reconciliation	Guidance for the Three Months Ended June 30, 2026 Est.	For the Three Months Ended June 30, 2025
Net income	$150	$90.1
Adjustments:
Non-cash stock-based compensation expense	11	9.4
Amortization of intangible assets	38	32.7
Changes in fair value of acquisition-related contingent items	—	(1.8)
Total adjustments, pre-tax	$49	$40.2
Income tax effect of adjustments (a)	(12)	(8.9)
Adjusted net income	$187	$121.5
Net income attributable to non-controlling interests	14	4.4
Adjusted net income attributable to MasTec, Inc.	$173	$117.1

Adjusted Diluted Earnings per Share Reconciliation	Guidance for the Three Months Ended June 30, 2026 Est.	For the Three Months Ended June 30, 2025
Diluted earnings per share	$1.72	$1.09
Adjustments:
Non-cash stock-based compensation expense	0.14	0.12
Amortization of intangible assets	0.48	0.42
Changes in fair value of acquisition-related contingent items	—	(0.02)
Total adjustments, pre-tax	$0.62	$0.51
Income tax effect of adjustments (a)	(0.15)	(0.11)
Adjusted diluted earnings per share	$2.20	$1.49
(a)Represents the tax effects of the adjusted items that are subject to tax, including the tax effects of non-cash stock-based compensation expense, including from share-based payment awards. Tax effects are determined based on the tax treatment of the related item, the incremental statutory tax rate of the jurisdictions pertaining to the adjustment, and their effects on pre-tax income.

The tables may contain slight summation differences due to rounding.
MasTec uses EBITDA, Adjusted EBITDA, EBITDA Margin and Adjusted EBITDA Margin, as well as Adjusted Net Income, Adjusted Net Income attributable to MasTec, Inc., Adjusted Diluted Earnings Per Share, Net Debt and Free Cash Flow, to evaluate our performance, both internally and as compared with its peers, because these measures exclude certain items that may not be indicative of its core operating results, as well as items that can vary widely across different industries or among companies within the same industry. MasTec believes that these measures provide a baseline for analyzing trends in its underlying business. MasTec believes that these non-U.S. GAAP financial measures provide meaningful information and help investors understand its financial results and assess its prospects for future performance. Because non-U.S. GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-U.S. GAAP financial measures having the same or similar names. These financial measures should not be considered in isolation from, as substitutes for, or alternative measures of, reported net income or diluted earnings per share, net income as a percentage of revenue or total debt or net cash provided by operating activities, and should be viewed in conjunction with the most comparable U.S. GAAP financial measures and the provided reconciliations thereto. MasTec believes these non-U.S. GAAP financial measures, when viewed together with its U.S. GAAP results and related reconciliations, provide a more complete understanding of its business. Investors are strongly encouraged to review MasTec's consolidated financial statements and publicly filed reports in their entirety and not rely on any single financial measure.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the future financial and operational performance of MasTec; expectations regarding MasTec's business or financial outlook; expectations regarding MasTec's plans, strategies and opportunities; expectations regarding opportunities, technological developments, competitive positioning, future economic conditions and other trends in particular markets or industries; the impact of inflation on MasTec's costs and the ability to recover increased costs, as well as other statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These statements are based on currently available operating, financial, economic and other information, and are subject to a number of significant risks and uncertainties. A variety of factors in addition to those mentioned above, many of which are beyond our control, could cause actual future results to differ materially from those projected in the forward-looking statements. Other factors that might cause such a difference include, but are not limited to: our ability to manage projects effectively and in accordance with our estimates, as well as our ability to accurately estimate the costs associated with our fixed price and other contracts, including any material changes in estimates for completion of projects and estimates of the recoverability of change orders; market conditions, including rising or elevated levels of inflation or interest rates, regulatory or policy changes, including permitting processes, tax incentives and government funding programs that affect us or our customers' industries, access to capital, material and labor costs, supply chain issues and technological developments, all of which may affect demand for our services; changes to governmental programs and spending policies, changes to the amounts provided for under the Infrastructure Investment and Jobs Act and/or Inflation Reduction Act, including the potential for reduced support for renewable energy projects, such as a result of the One Big Beautiful Bill Act, or changes in U.S or foreign tax laws, statutes, rules, regulations or ordinances; tariff and trade actions, including retaliatory trade actions, by the United States (U.S.) and/or other countries on U.S. exports or bans by foreign countries on certain of their exports; project delays due to permitting processes, compliance with environmental and other regulatory requirements and challenges to the granting of project permits, which could cause increased costs and delayed or reduced revenue; the effect on demand for our services of changes in the amount of capital expenditures by our customers due to, among other things, economic conditions, including potential economic downturns, inflationary issues, tariff effects, the availability and cost of financing, supply chain disruptions, climate-related matters, customer consolidation in the industries we serve and/or the effects of public health matters; activity in the industries we serve and the impact on the expenditure levels of our customers of, among other items, fluctuations in commodity prices, including for fuel and energy sources, fluctuations in the cost of materials, labor, supplies or equipment, and/or supply-related issues that affect availability or cause delays for such items; the outcome of our plans for future operations, growth and services, including business development efforts, backlog, acquisitions and dispositions; risks related to completed or potential acquisitions, including our ability to integrate acquired businesses within expected timeframes, including their business operations, internal controls and/or systems, which may be found to have material weaknesses, and our ability to achieve the revenue, cost savings and earnings levels from such acquisitions at or above the levels projected, as well as the risk of potential asset impairment charges and write-downs of goodwill; our ability to attract and retain qualified personnel, key management and skilled employees, including from acquired businesses, our ability to enforce any noncompetition agreements, and our ability to maintain a workforce based upon current and anticipated workloads; any material changes in estimates for legal costs or case settlements or adverse determinations on any claim, lawsuit or proceeding; the adequacy of our insurance, legal and other reserves; adverse climate and weather events, such as the risk of wildfires, that increase operational and legal risks in certain locations where we perform services, could increase the potential liability and related costs associated with such operations; the highly competitive nature of our industry and the ability of our customers, including our largest customers, to terminate or reduce the amount of work, or in some cases, the prices paid for services, on short or no notice under our contracts, and/or customer disputes related to our performance of services and the resolution of unapproved change orders; the effect of regulatory initiatives, including risks related to and the costs of compliance with existing and potential future sustainability requirements, including with respect to climate-related matters; the timing and extent of fluctuations in operational, geographic and weather factors, including from climate-related events, that affect our customers, projects and the industries in which we operate; requirements of and restrictions imposed by our credit facility, term loans, senior notes and any future loans or securities; systems and information technology interruptions and/or data security breaches that could adversely affect our ability to operate, our operating results, our data security or our reputation, or other cybersecurity-related matters; our dependence on a limited number of customers and our ability to replace non-recurring projects with new projects; risks associated with potential environmental issues and other hazards from our operations; disputes with, or failures of, our subcontractors to deliver agreed-upon supplies or services in a timely fashion, and the risk of being required to pay our subcontractors even if our customers do not pay us; risks related to our strategic arrangements, including our equity investments; risks associated with volatility of our stock price or any dilution or stock price volatility that shareholders may experience, including as a result of shares we may issue as purchase consideration in connection with acquisitions, or as a result of other stock issuances; our ability to obtain performance and surety bonds; risks associated with operating in or expanding into additional international markets, including risks from increased tariffs, fluctuations in foreign currencies, foreign labor and general business conditions and risks from failure to comply with laws applicable to our foreign activities and/or governmental policy uncertainty; risks related to our operations that employ a unionized workforce, including labor availability, productivity and relations, as well as risks associated with multiemployer union pension plans, including underfunding and withdrawal liabilities; risks associated with our internal controls over financial reporting; risks related to a small number of our existing shareholders having the ability to influence major corporate decisions, as well as other risks detailed in our filings with the Securities and Exchange Commission. We believe these forward-looking statements are reasonable; however, you should not place undue reliance on any forward-looking statements, which are based on current expectations. Furthermore, forward-looking statements speak only as of the date they are made. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in, or imply by, any of our forward-looking statements. These and other risks are detailed in our filings with the Securities and Exchange Commission. We do not undertake any obligation to publicly update or revise these forward-looking statements after the date of this press release to reflect future events or circumstances, except as required by applicable law. We qualify any and all of our forward-looking statements by these cautionary factors.